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                                                                     EXHIBIT 2.7

                         EXHIBIT F TO MERGER AGREEMENT
                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into this _____ day of __________, 1996, among JOSEPH STEVENS GROUP, INC., a California corporation ("JSG"); 800 TRAVEL SYSTEMS, INC., a Delaware corporation ("Travel Systems"), and VINCENT, BERG, STALZER & MENENDEZ, P.C., a Georgia professional corporation (the "Escrow Agent").

                              Background Statement

         A. JSG and Travel Systems are parties to certain Asset Purchase Agreement (the "Purchase Agreement," by this reference made a part hereof) of even date herewith pursuant to which JSG agreed to sell to Travel Systems, and Travel Systems agreed to purchase from JSG, certain assets used in connection with the business operations of JSG, all as provided therein.

         B. JSG and Travel Systems wish to have the Escrow Agent hold and disburse certain funds and documents to be delivered by the parties at the closing of the transactions contemplated by the Purchase Agreement, all as set forth therein and herein.

         C. The Escrow Agent is willing to perform the duties and responsibilities of the Escrow Agent as set forth herein, all on the terms and conditions hereinafter set forth.

         D. Capitalized terms used, but not defined, herein shall have the same meanings ascribed to them in the Purchase Agreement.






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                                   Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1.      Delivery and Receipt of Escrow Items.

         Prior to or simultaneously with the execution of this Agreement by the parties hereto, the Escrow Agent has received:

                 (a)      From Travel Systems, the following items:

                            (i) The Note (signed, but not dated, by Travel Systems); and

                           (ii) The Certificate (signed, but not dated, by Travel Systems); and

                 (b) From JSG, the Bill of Sale (signed, but not dated, by JSG) (the items described in this Section 1 are referred to herein as the "Escrow Items"). The Escrow Agent hereby agrees to hold and disburse the Escrow Items in accordance with, and subject to, the terms and conditions of this Agreement.

         2.      Terms and Conditions of Disbursement.

                 (a) At the Closing of the Purchase Agreement, and upon written instructions from JSG and Travel Systems, the Escrow Agent shall:

                            (i) Date and deliver the Note and the Certificate to JSG; and

                           (ii) Date and deliver the Bill of Sale to Travel Systems; and





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                          (iii)   Deliver any and all of the Consents received
                                  by the Escrow Agent to Travel Systems.

(The items described in clauses (i) and (ii) shall be dated as of the date on which such items are tendered for delivery by the Escrow Agent to the intended recipient thereof).

                 (b) If the Closing does not occur by April 15, 1997, then the Escrow Agent shall:

                            (i) Return to JSG the Bill of Sale (undated) and any and all consents received by the Escrow Agent; and

                           (ii) Return to Travel Systems the Note (undated) and the Certificate (undated).

         3. Written Assurances. Notwithstanding any provision to the contrary herein contained, the Escrow Agent may, but need not, request as a condition to the delivery of all or any of the Escrow Items the written assurances of JSG and Travel Systems that they each agree that the proposed delivery by the Escrow Agent of all or any of the Escrow Items is in accordance with this Agreement. At such time as all of the Escrow Items have been delivered as provided herein, this Agreement shall be deemed terminated and the Escrow Agent shall thereupon be relieved from any further liability or responsibility hereunder.

         4.      Liabilities of Escrow Agent.

                 (a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall be under no liability to anyone by reason of





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any failure on the part of any party (other than the Escrow Agent for performance of duties and responsibilities specifically set forth herein) or any maker, guarantor, endorser or other signatory of any document to perform such party's obligation under any such document.

                 (b) The Escrow Agent shall not be liable for any action taken or omitted by it, except for gross negligence or willful misconduct, and the Escrow Agent may reasonably rely upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement, unless the Escrow Agent agrees thereto in writing.

         5. Indemnification. JSG and Travel Systems jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent and its shareholders, directors, officers, employees and agents against any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs, and attorney's fees, and disbursements, which may be imposed upon the Escrow Agent and/or any of the other indemnified persons or entities in connection with this Agreement or any matter or event related thereto, including any litigation arising from this Agreement or involving the subject matter





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hereof, and all such costs, expenses and disbursements shall be for the account of an shall be borne and paid by JSG and Travel Systems as a condition to termination of this Agreement.

         6.      Disputes.

                 (a) In the event of any disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property involved herein or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it under this Agreement, and in so doing the Escrow Agent shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.

                 (b) In the event of such disagreement, Escrow Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Agreement.





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         7.      Notices.  All notices (and copies thereof), demands and other instruments required or permitted to be given pursuant to this Agreement are to be in writing and delivered by hand or by overnight express service or by certified or registered mail addressed to each party hereto at the following respective addresses (which addresses may be changed upon written notice to the other parties hereto):

         Escrow Agent:                   Vincent, Berg, Stalzer & Menendez, P.C.
                                         3399 Peachtree Road
                                         Suite 1400
                                         Atlanta, Georgia 30326

         JSG:                            Joseph Stevens Group, Inc.
                                         5440 Morehouse Drive
                                         Suite 2000
                                         San Diego, California 92121

         Travel Systems:                 800 Travel Systems, Inc.
                                         4802 Gunn Highway
                                         Suite 140
                                         Tampa, Florida 33624

Any notice, demand, or other instrument shall be deemed to be given and effective hereunder on the fourth (4th) business day after dispatch (assuming proper postage attached) or upon actual receipt by the addressee, whichever first occurs.

         8. Successors. The terms "JSG," "Travel Systems," and the "Escrow Agent" shall be deemed to include the assigns and successors in interest of said parties, and in such event, said assigns or successors in interest shall be substituted as a party hereto.

         9. Legal Action. The Escrow Agent shall have no obligation to take any legal action in connection with this Escrow Agreement or towards its enforcement or to appear in, prosecute





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or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless satisfactory security and indemnity shall be furnished.

         10. Binding Effect. This Escrow Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, their respective heirs, successors in interest and legal representatives.

         11. Governing Law. This Escrow Agreement is being delivered in and shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement, all on the day and year first above written.

                                       JSG:

                                       JOSEPH STEVENS GROUP, INC.


                                       By:
                                          -------------------------------
                                          Its:
                                              ---------------------------

                                       TRAVEL SYSTEMS:

                                       800 TRAVEL SYSTEMS, INC.


                                       By:
                                          -------------------------------
                                          Its:
                                              ---------------------------

                                       The Escrow Agent:

                                       VINCENT, BERG, STALZER &
                                          MENENDEZ, P.C.


                                       By:
                                          -------------------------------
                                          Its:
                                              ---------------------------





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